STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

JEANETTE MERSINO

NV

Job:C20181211-1212
December 12, 2018

Special Handling Instructions:
24HR DESIGNATION EMAILED BACK R TUIN 12-12-2018

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	00011178568-37	12/11/2018 10:42:20 AM	1	$175.00	$175.00
24 Hour Expedite	00011178568-37	12/11/2018 10:42:20 AM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	5446303053616462304018	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

JEANETTE MERSINO

NV

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 00011178568-37
Barbara K. Cegavske (signature) Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/11/2018 10:42 AM
	Entity Number C28628-2003

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

LUXSHMI INVESTMENTS, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation"), and the custodian of the Corporation under the Order Appointing Custodian, November 9, 2018, Eighth Judicial District Court Case No. A-18-782028-P, a certified copy of which is attached hereto as Exhibit A-1, there hereby is created, out of the Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share, of the Corporation authorized by the Corporation's Articles of Incorporation (the "Common Stock"), Series B Common Stock, consisting of Five Million (5,000,000) shares, par value $0.001, (the "Series B Common Stock"), which Series B Common Stock shall have the same powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the Common Stock except that the holder of each share of Series B Common Stock ... (SEE ATTACHED)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X (signature)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

CERTIFICATE OF DESIGNATION

OF

LUXSHMI INVESTMENTS, INC.

Pursuant to Section 78.1955 of the
Nevada Revised Statutes

SERIES B COMMON STOCK

On behalf of LUXSHMI INVESTMENTS, INC., a Nevada corporation (the "Corporation"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation"), and the custodian of the Corporation under the Order Appointing Custodian, November 9, 2018, Eighth Judicial District Court Case No. A-18-782028-P, a certified copy of which is attached hereto as Exhibit A-1, there hereby is created, out of the Two Hundred Million (200,000,000) shares of common stock, par value $0.001 per share, of the Corporation authorized by the Corporation's Articles of Incorporation (the "Common Stock"), Series B Common Stock, consisting of Five Million (5,000,000) shares, par value $0.001, (the "Series B Common Stock"), which Series B Common Stock shall have the same powers, designations, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions as the Common Stock except that the holder of each share of Series B Common Stock shall have the right to forty-one (41) votes for each share of Series B Common Stock, and with respect to each vote of such votes, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number (with one-half being rounded upward).

IN WITNESS WHEREOF, the undersigned has duly signed this Designation as of this 7th day of December, 2018.

LUXSHMI INVESTMENTS, INC.

By: ______________________________
Name: David Lazar
Title: President

EXHIBIT A-1

to

CERTIFICATE OF DESIGNATION
OF
LUXSHMI INVESTMENTS, INC.

SERIES B COMMON STOCK

ORDER APPOINTING CUSTODIAN
November 9, 2018

Eighth Judicial District Court Case No. A-18-782028-P

Electronically Filed
11/9/2018 3:44 PM
Steven D. Grierson
CLERK OF THE COURT

ORDR
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of LUXSHMI INVESTMENTS, INC., a Nevada Corporation, (Petition of Custodian Ventures, LLC),	CASE NO.: A-18-782028-P DEPT NO.: XI **ORDER APPOINTING CUSTODIAN [NRS 78.347(1)(B)]**

THE COURT, having considered Petitioner, CUSTODIAN VENTURES, LLC's Application for Appointment of Custodian for LUXSHMI INVESTMENTS, INC., proper notice having been given to the officers and directors of LUXSHMI INVESTMENTS, INC. pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that:

1. Petitioner CUSTODIAN VENTURES, LLC is hereby appointed custodian of LUXSHMI INVESTMENTS, INC.

2. CUSTODIAN VENTURES, LLC is hereby authorized to take all reasonable and prudent actions on behalf of LUXSHMI INVESTMENTS, INC. including but not limited to appointing interim officers and directors, negotiating and compromising debt, executing contracts and other

agreements, authorizing and issuing new shares of stock, and authorizing new classes of stock, and initiating litigation in the name of LUXSHMI INVESTMENTS, INC.

3. CUSTODIAN VENTURES, LLC shall reinstate LUXSHMI INVESTMENTS, INC. with the Nevada Secretary of State.

4. CUSTODIAN VENTURES, LLC shall provide reasonable notice to all shareholders of record of a Special Meeting of the stockholders to be held within a reasonable time after this Order is entered.

5. The record transfer agent for LUXSHMI INVESTMENTS, INC. is hereby authorized and directed to cooperate with CUSTODIAN VENTURES, LLC concerning the shareholder list for LUXSHMI INVESTMENTS, INC.

6. CUSTODIAN VENTURES, LLC shall file an amendment to the Articles of Incorporation for LUXSHMI INVESTMENTS, INC. with the Nevada Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning CUSTODIAN VENTURES, LLC, or its affiliates or subsidiaries.

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that LUXSHMI INVESTMENTS, INC. comply with Chapter 78 of the Nevada Revised Statutes.

(c) A statement that as Custodian, CUSTODIAN VENTURES, LLC, is authorized to continue the business of LUXSHMI INVESTMENTS, INC. for the benefit of the corporation and its shareholders.

(d) A statement that CUSTODIAN VENTURES, LLC will reinstate LUXSHMI INVESTMENTS, INC.'s charter to do business in the State of Nevada.

(e) Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

7. CUSTODIAN VENTURES, LLC, as custodian of LUXSHMI INVESTMENTS, INC. shall submit a report to this Court of the actions taken by the custodian every three (3) months while the custodianship remains active.

IT IS SO ORDERED.

Dated this 7 day of November, 2018.

DISTRICT COURT JUDGE

Respectfully Submitted by:

CHASEY LAW OFFICES

Peter L. Chasey, Esq.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
(702) 233-0393
Attorney for Petitioner
CUSTODIAN VENTURES, LLC

CERTIFIED COPY
DOCUMENT ATTACHED IS A
TRUE AND CORRECT COPY
OF THE ORIGINAL ON FILE
CLERK OF THE COURT
DEC 10 2018

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/25/2019

Work Order Item Number:	W2019112502135 - 252499
Filing Number:	20190308561
Filing Type:	Withdrawal of Designation
Filing Date/Time:	11/25/2019 15:49:07 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: C28628-2003 **Entity Name:** HESTIA INSIGHT INC.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C28628-2003
Barbara K. Cegavske	Filing Number 20190308561
Secretary of State State Of Nevada	Filed On 11/25/2019 15:49:07 PM
	Number of Pages 1

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ **Certificate of Designation**

☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**

☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**

☑ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **HESTIA INSIGHT INC.** Entity or Nevada Business Identification Number (NVID): **NV20031519936**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: **Certificate of Designation** Date of Designation: **02/26/2019** No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X **Edward Lee** Signature of Officer Date: **11/25/2019**

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

11/26/2019

Work Order Item Number:	W2019112601577 - 254876
Filing Number:	20190311312
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	11/26/2019 13:56:14 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: C28628-2003
Entity Name: HESTIA INSIGHT INC.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 WEST LIBERTY STREET SUITE 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number **C28628-2003**
Barbara K. Cegavske	Filing Number **20190311312**
Secretary of State State Of Nevada	Filed On **11/26/2019 13:56:14 PM**
	Number of Pages **2**

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

HESTIA INSIGHT INC.

Entity or Nevada Business Identification Number (NVID) : **NV20031519936**

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)
☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: 11/26/2019 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X EDWARD LEE — Officer Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.